For Immediate Release

Contact:	(News Media) Tony Zehnder +1.312.396.7086
(Investors) Scott Galovic +1.317.817.3228

CNO reports second quarter 2011 net income of
$59.5 million, or 21 cents per share

Carmel, Ind. July 27, 2011 - CNO Financial Group, Inc. (NYSE: CNO) today announced results for the second quarter of 2011. “CNO continued to generate earnings growth in the second quarter, driven by the performance of our core businesses,” said CEO Jim Prieur. “Net income during the quarter increased to $59.5 million, up 80% from $33.1 million in 2Q10, and net operating income increased to $57.5 million, up 28% from $44.9 million in the prior year,” said Prieur.
Mr. Prieur previously announced that he will retire at the end of September and CFO Ed Bonach has been appointed by the board of directors to assume the CEO position at that time. “We are also pleased that CNO’s capital strength continued to grow, primarily fueled by our earnings, allowing us to buy back shares and continue to pay down debt,” Ed Bonach said, “while still growing our risk-based capital and increasing capital at the holding company.”
Second Quarter Results

•	$108.5 million of income before net realized investment gains, corporate interest and taxes (“EBIT”) (1), up 21% compared to $89.7 million in 2Q10

•	Net operating income (2) of $57.5 million, up 28% compared to $44.9 million in 2Q10

•	Net operating income per diluted share: 20 cents, compared to 16 cents in 2Q10

•
Net income increased to $59.5 million, up 80% compared to $33.1 million in 2Q10 (including $2.0 million of net realized investment gains and loss on extinguishment of debt in 2Q11; and $(11.8) million of net realized investment losses and loss on extinguishment of debt in 2Q10)

•	Net income per diluted share of 21 cents, compared to 12 cents in 2Q10 (including 1 cent of net realized investment gains in 2Q11; and (4) cents of net realized investment losses in 2Q10)

•	Total new annualized premium (“NAP”) excluding Private-Fee-For-Service (“PFFS”) and Prescription Drug Plan (“PDP”) (3): $92 million, down 3% from 2Q10 and up 7% from 1Q11
Six-month Results

•	$209.6 million of income before net realized investment gains, corporate interest and taxes (“EBIT”) (1), up 24% compared to $168.9 million in the first six months of 2010

•	Net operating income (2) of $109.4 million, up 32% compared to $83.1 million in the first six months of 2010

•	Net operating income per diluted share: 38 cents, compared to 30 cents in the first six months of 2010

•
Net income increased to $113.4 million, compared to $67.0 million in the first six months of 2010 (including $4.0 million of net realized investment gains and loss on extinguishment of debt in the first six months of 2011; and $(16.1) million of net realized investment losses and loss on extinguishment of debt in the first six months of 2010)

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CNO Financial (2)
July 27, 2011

•
Net income per diluted share of 39 cents, compared to 25 cents in the first six months of 2010 (including 1 cent of net realized investment gains and loss on extinguishment of debt in the first six months of 2011; and (5) cents of net realized investment losses in the first six months of 2010)

•	NAP excluding PFFS and PDP (3): $178 million, down 2% from the first six months of 2010

Financial Strength at June 30, 2011

•
The consolidated statutory risk-based capital ratio of our insurance subsidiaries increased 10 percentage points to 351% in 2Q11, driven by improved asset quality and statutory earnings of $78.7 million partially offset by $78 million of dividend payments to our holding company

•
Unrestricted cash and investments held by our non-insurance subsidiaries increased $65 million to $234 million during 2Q11, including the impacts of the aforementioned dividend payments offset by $16.2 million prepayment of debt and $16.2 million repurchases of common stock

•	Debt-to-total capital ratio, as defined in our senior secured credit facility (4), reduced to 18.7% from 20.0% at December 31, 2010

•	Book value per common share, excluding accumulated other comprehensive income (loss) (5), increased to $16.80 from $16.28 at December 31, 2010

Quarterly Segment Operating Results

	Three months ended
	June 30,
	2011	2010
	(Dollars in millions, except per-share data)
EBIT (1):
Bankers Life	$84.7	$64.0
Washington National	22.7	21.1
Colonial Penn	7.6	7.6
Other CNO Business	4.8	8.8
Corporate Operations, excluding corporate interest expense	(11.3)	(11.8)
EBIT	108.5	89.7
Corporate interest expense	(19.3)	(19.8)
Income before net realized investment gains (losses) and taxes	89.2	69.9
Tax expense on operating income	31.7	25.0
Net operating income (2)	57.5	44.9
Loss on extinguishment of debt, net of income taxes	(.4)	(.6)
Net realized investment gains (losses) (net of related amortization and taxes)	2.4	(11.2)
Net income	$59.5	$33.1
Per diluted share:
Net operating income	$.20	$.16
Net realized investment gains (losses), net of related amortization and taxes	.01	(.04)
Net income	$.21	$.12

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CNO Financial (3)
July 27, 2011

Segment Results
Bankers Life: Pre-tax operating earnings were $84.7 million in 2Q11 up 32% compared to 2Q10. Results in 2Q11 were favorably impacted by: (i) higher investment income reflecting high persistency and growth in the annuity block; (ii) bond prepayment income; and (iii) additional spread earned on investments purchased with the proceeds of borrowings from the Federal Home Loan Bank. Pre-tax operating earnings in 2Q11 included: (i) bond prepayment income of $6.0 million; and (ii) $3.7 million of earnings from the PFFS business assumed through our reinsurance agreements with Coventry (the last of which expired on January 1, 2010) due to premium adjustments received in 2Q11.
Washington National: Pre-tax operating earnings were $22.7 million in 2Q11 up 8% compared to 2Q10. These results were consistent with our expectations.
Colonial Penn: Pre-tax operating earnings were $7.6 million in 2Q11 and 2Q10.
Other CNO Business: Pre-tax operating earnings were $4.8 million in 2Q11 compared to $8.8 million in 2Q10. Results in this block are expected to fluctuate from period to period and the results in 2Q11 were within the range of our expectations.
Corporate Operations (including our investment advisory subsidiary and corporate expenses): Net expenses, excluding corporate interest expense were $11.3 million in 2Q11 compared to $11.8 million in 2Q10.
The results for 2Q11 include a $.4 million loss on extinguishment of debt, net of income taxes, related to the prepayment of $16.2 million principal amount outstanding under our senior secured credit agreement. The results for 2Q10 include a $.6 million loss on extinguishment of debt, net of income taxes, related to the repurchase of $52.5 million aggregate principal amount of our 3.5% convertible senior debentures.
Investment Results
Net realized investment gains in 2Q11 were $2.4 million (net of related amortization and taxes), including total other-than-temporary impairment losses of $10.1 million, all of which were recorded in earnings. Net realized investment losses in 2Q10 were $11.2 million (net of related amortization and taxes), including total other-than-temporary impairment losses of $29.3 million, of which $27.9 million was recorded in earnings and $1.4 million in accumulated other comprehensive income (loss).

Sales Results
At Bankers Life (career distribution), total NAP (excluding PFFS and PDP) in 2Q11 was $60.1 million, down 6% from 2Q10. NAP in 2Q11 was up 9% from 1Q2011.
At Washington National (independent distribution), total NAP in 2Q11 was $19.4 million, up 2% from 2Q10. NAP in 2Q11 of Washington National's core supplemental health (including specified disease, accident and hospital indemnity policies) and life products was $18.7 million, up 3% from 2Q10. Core product NAP in 2Q11 was up 14% from 1Q11.
At Colonial Penn (direct distribution), total NAP in 2Q11 was $12.8 million, up 5% from 2Q10 and down 6% from 1Q11 (reflecting the seasonality of this segment's sales).
Conference Call
The Company will host a conference call to discuss results on July 28, 2011 at 9:00 a.m. Eastern Daylight Time. The webcast can be accessed through the Investors section of the company's website: http://investor.CNOinc.com. Participants should go to the website at least 15 minutes before the event to register and download any necessary audio software. During the call, we will be referring to a presentation that will be available the morning of the call at the Investors section of the company's website.
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CNO Financial (4)
July 27, 2011

About CNO
CNO is a holding company. Our insurance subsidiaries - principally Bankers Life and Casualty Company, Washington National Insurance Company and Colonial Penn Life Insurance Company - serve working American families and seniors by helping them protect against financial adversity and provide for a more secure retirement. For more information, visit CNO online at www.CNOinc.com.
____________________________________________

(1)
Management believes that an analysis of earnings before net realized investment gains (losses), fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, corporate interest expense, loss on extinguishment of debt and taxes (“EBIT,” a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because these items are unrelated to the company's underlying fundamentals. A reconciliation of EBIT to Net Income applicable to common stock is provided in the tables on pages 2 and 8.

(2)
Management believes that an analysis of Net income applicable to common stock before: (i) loss on extinguishment of debt, net of income taxes; (ii) net realized investment gains or losses, net of related amortization and income taxes; and (iii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization and income taxes (“Net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company's underlying fundamentals. The impact of fair value changes in embedded derivative liabilities caused by interest rate fluctuations was insignificant in 2Q11 and prior periods. Prior to June 30, 2011, certain of our trading securities were held to offset the income statement volatility caused by the effect of interest rate fluctuations on the value of embedded derivatives related to our fixed index annuity products. During 2Q2011, these securities were sold. A reconciliation of Net operating income to Net income applicable to common stock is provided in the tables on pages 2 and 8. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors - SEC Filings” section of CNO's website, www.CNOinc.com.

(3)
Measured by new annualized premium, which includes 6% of annuity and 10% of single premium whole life deposits and 100% of all other premiums. PDP and PFFS sales are not comparable to other sales and are therefore excluded in all periods.

(4)
The calculation of this non-GAAP measure differs from the corresponding GAAP measure because: (i) debt is defined as par value plus accrued interest and unused letters of credit; and (ii) accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful as the level of such ratio impacts certain provisions in our senior secured credit facility. The corresponding GAAP measures for debt-to-total capital were 17.0% and 18.8% at June 30, 2011 and December 31, 2010, respectively.

(5)
The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. The corresponding GAAP measures for book value per common share were $18.30 and $17.23 at June 30, 2011 and December 31, 2010, respectively.

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CNO Financial (5)
July 27, 2011
Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for CNO Financial's products and trends in CNO Financial's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “project,” “intend,” “may,” “will,” “would,” “contemplate,” “possible,” “attempt,” “seek,” “should,” “could,” “goal,” “target,” “on track,” “comfortable with,” “optimistic” and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other ''forward-looking'' information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) changes in or sustained low interest rates causing a reduction in investment income, the margins of our fixed annuity and life insurance businesses and demand for our products; (ii) general economic, market and political conditions, including the performance and fluctuations of the financial markets which may affect the value of our investments as well as our ability to raise capital or refinance existing indebtedness and the cost of doing so; (iii) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (iv) our ability to make changes to certain non-guaranteed elements of our life insurance products; (v) our ability to obtain adequate and timely rate increases on our health products, including our long-term care business; (vi) the receipt of any required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries; (vii) mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (viii) changes in our assumptions related to deferred acquisition costs or the present value of future profits; (ix) the recoverability of our deferred tax assets and the effect of potential ownership changes and tax rate changes on their value; (x) our assumption that the positions we take on our tax return filings, including our position that our 7.0% convertible senior debentures due 2016 will not be treated as stock for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, and will not trigger an ownership change, will not be successfully challenged by the Internal Revenue Service; (xi) changes in accounting principles and the interpretation thereof (including changes in principles related to accounting for deferred acquisition costs); (xii) our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements; (xiii) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems, (xiv) performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges); (xv) our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (xvi) our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs; (xvii) our ability to maintain effective controls over financial reporting; (xviii) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (xix) our ability to achieve eventual upgrades of the financial strength ratings of CNO Financial and our insurance company subsidiaries as well as the impact of our ratings on our business, our ability to access capital and the cost of capital; (xx) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (xxi) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends and surplus debenture interest to us, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; and (xxii) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products or affect the value of our deferred tax assets. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

- Tables Follow -

CNO Financial (6)
July 27, 2011
CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in millions)

	June 30, 2011	December 31, 2010
	(unaudited)
ASSETS
Investments:
Fixed maturities, available for sale, at fair value (amortized cost: June 30, 2011 - $20,893.1; December 31, 2010 - $20,155.8)	$21,622.9	$20,633.9
Equity securities at fair value (cost: June 30, 2011 - $128.6; December 31, 2010 - $68.2)	129.6	68.1
Mortgage loans	1,752.8	1,761.2
Policy loans	279.5	284.4
Trading securities	83.5	372.6
Investments held by securitization entities	414.0	420.9
Other invested assets	252.2	240.9
Total investments	24,534.5	23,782.0
Cash and cash equivalents - unrestricted	580.2	571.9
Cash and cash equivalents held by securitization entities	25.3	26.8
Accrued investment income	314.3	327.8
Present value of future profits	936.5	1,008.6
Deferred acquisition costs	1,762.6	1,764.2
Reinsurance receivables	3,172.5	3,256.3
Income tax assets, net	703.5	839.4
Assets held in separate accounts	17.4	17.5
Other assets	349.8	305.1
Total assets	$32,396.6	$31,899.6
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Liabilities for insurance products:
Interest-sensitive products	$13,152.8	$13,194.7
Traditional products	10,424.4	10,307.6
Claims payable and other policyholder funds	978.0	968.7
Liabilities related to separate accounts	17.4	17.5
Other liabilities	703.7	496.3
Investment borrowings	1,305.3	1,204.1
Borrowings related to variable interest entities	317.3	386.9
Notes payable – direct corporate obligations	934.5	998.5
Total liabilities	27,833.4	27,574.3
Commitments and Contingencies
Shareholders' equity:
Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued and outstanding: June 30, 2011 – 249,415,210; December 31, 2010 – 251,084,174)	2.5	2.5
Additional paid-in capital	4,414.3	4,424.2
Accumulated other comprehensive income	372.7	238.3
Accumulated deficit	(226.3)	(339.7)
Total shareholders' equity	4,563.2	4,325.3
Total liabilities and shareholders' equity	$32,396.6	$31,899.6
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CNO Financial (7)
July 27, 2011

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per-share data)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues:
Insurance policy income	$679.6	$667.9	$1,346.8	$1,332.5
Net investment income:
General account assets	342.2	321.1	678.3	636.3
Policyholder and reinsurer accounts and other special-purpose portfolios	3.1	(22.7)	40.5	1.3
Realized investment gains (losses):
Net realized investment gains, excluding impairment losses	13.0	11.2	31.4	26.6
Other-than-temporary impairment losses:
Total other-than-temporary impairment losses	(10.1)	(29.3)	(23.4)	(47.0)
Portion of other-than-temporary impairment losses recognized in accumulated other comprehensive income	—	1.4	—	(1.2)
Net impairment losses recognized	(10.1)	(27.9)	(23.4)	(48.2)
Total realized gains (losses)	2.9	(16.7)	8.0	(21.6)
Fee revenue and other income	4.2	3.6	7.6	7.1
Total revenues	1,032.0	953.2	2,081.2	1,955.6
Benefits and expenses:
Insurance policy benefits	684.4	651.0	1,367.6	1,350.0
Interest expense	28.9	28.7	58.1	56.2
Amortization	101.5	96.6	238.2	199.2
Loss on extinguishment of debt	.6	.9	2.0	2.7
Other operating costs and expenses	124.4	124.2	239.5	242.6
Total benefits and expenses	939.8	901.4	1,905.4	1,850.7
Income before income taxes	92.2	51.8	175.8	104.9
Tax expense on period income	32.7	18.7	62.4	37.9
Net income	$59.5	$33.1	$113.4	$67.0
Earnings per common share:
Basic:
Weighted average shares outstanding	250,933,000	250,994,000	251,027,000	250,891,000
Net income	$.24	$.13	$.45	$.27
Diluted:
Weighted average shares outstanding	308,048,000	302,648,000	307,773,000	297,364,000
Net income	$.21	$.12	$.39	$.25

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CNO Financial (8)
July 27, 2011

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
Operating Results
(Dollars in millions, except per-share data)

	Six months ended
	June 30,
	2011	2010
EBIT (1):
Bankers Life	$148.6	$117.2
Washington National	47.9	48.7
Colonial Penn	13.0	12.9
Other CNO Business	11.9	6.9
Corporate Operations, excluding corporate interest expense	(11.8)	(16.8)
EBIT	209.6	168.9
Corporate interest expense	(39.9)	(39.3)
Income before net realized investment gains (losses) and taxes	169.7	129.6
Tax expense on operating income	60.3	46.5
Net operating income (2)	109.4	83.1
Loss on extinguishment of debt, net of income taxes	(1.3)	(1.8)
Net realized investment gains (losses) (net of related amortization and taxes)	5.3	(14.3)
Net income	$113.4	$67.0
Per diluted share:
Net operating income	$.38	$.30
Net realized investment gains (losses), net of related amortization and taxes	.02	(.05)
Loss on extinguishment of debt, net of income taxes	$(.01)	$—
Net income	$.39	$.25

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CNO Financial (9)
July 27, 2011

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
COLLECTED PREMIUMS
(Dollars in millions)

	Three months ended
	June 30,
	2011	2010
Bankers Life segment:
Annuity	$259.1	$281.1
Medicare supplement and other supplemental health	329.1	332.4
Life	62.0	52.1
Total collected premiums	$650.2	$665.6
Washington National segment:
Medicare supplement and other supplemental health	$142.4	$139.9
Life	3.9	3.8
Total collected premiums	$146.3	$143.7
Colonial Penn segment:
Life	$48.5	$46.7
Supplemental health	1.5	1.7
Total collected premiums	$50.0	$48.4
Other CNO Business segment:
Annuity	$5.9	$4.2
Other health	7.6	8.2
Life	48.9	46.9
Total collected premiums	$62.4	$59.3

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CNO Financial (10)
July 27, 2011

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
BENEFIT RATIOS ON MAJOR HEALTH LINES OF BUSINESS

	Three months ended
	June 30,
	2011	2010
Bankers Life segment:
Medicare Supplement:
Earned premium	$179 million	$178 million
Benefit ratio(a)	69.8%	70.7%
PDP and PFFS:
Earned premium	$20 million	$19 million
Benefit ratio(a)	72.4%	68.8%
Long-Term Care:
Earned premium	$143 million	$145 million
Benefit ratio(a)	115.0%	113.0%
Interest-adjusted benefit ratio (a non-GAAP measure)(b)	71.6%	71.9%
Washington National segment:
Medicare Supplement:
Earned premium	$35 million	$40 million
Benefit ratio(a)	71.1%	65.8%
Supplemental health:
Earned premium	$107 million	$99 million
Benefit ratio(a)	82.7%	83.2%
Interest-adjusted benefit ratio (a non-GAAP measure)(b)	54.1%	52.0%
Other CNO Business segment:
Long-Term Care:
Earned premium	$7 million	$8 million
Benefit ratio(a)	205.8%	212.9%
Interest-adjusted benefit ratio (a non-GAAP measure)(b)	106.4%	128.0%

____________________________________________________________________________________

(a)	The benefit ratio is calculated by dividing the related product's insurance policy benefits by insurance policy income.
(b)
The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors - SEC Filings” section of CNO Financial's website, www.CNOinc.com.

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